Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Mike Brooks
Chief Executive Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. APPOINTS WILLIAM L. JORDAN AND

ROBERT B. MOORE, JR. TO BOARD OF DIRECTORS

NELSONVILLE, Ohio, April 4, 2017 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced the appointment of William L. Jordan and Robert B. Moore, Jr. to the Company’s Board of Directors as Class II Directors to serve until the 2018 annual meeting of shareholders and until their successors are duly elected.

Mike Brooks, Chairman of the Board, stated, “We are very pleased to welcome Bill Jordan and Bob Moore to the Rocky Brands Board of Directors. Rocky Brands will benefit greatly from the business judgment of these two accomplished individuals and their knowledge and experience in the footwear and apparel industries over many years. Their perspectives and industry experience will be a great addition to our Board of Directors.”

Mr. Jordan, age 45, has been an executive officer of DSW, Inc. since 2006 and has served as Executive Vice President and Chief Administrative Officer since February 2015. DSW is a leading branded footwear and accessories retailer headquartered in Columbus, Ohio, which offers a wide selection of brand name and designer shoes and accessories for women, men and kids. In his current position, Mr. Jordan serves on DSW’s five person executive committee and his direct responsibilities include strategy, supply chain, logistics, information technology, human resources, real estate, store design and construction, and legal. Mr. Jordan is a 1994 graduate of the University of San Francisco and a 1997 graduate of the George Washington University School of Law. He resides in Columbus, Ohio.

Mr. Moore, age 66, has over 43 years of experience in the footwear and apparel industry. He served as Chief Executive Officer of Bhartiya International, Ltd., headquartered in New Delhi, India from April 2013 through March 2017, and is now serving as a consultant to Bhartiya. Bhartiya is a public company listed on the Mumbai and NSE exchanges, whose customers include many prominent brands and retailers including Ralph Lauren, Tommy Hilfiger, Calvin Klein, Levi Strauss, and All Saints. At Bhartiya and in his prior positions, Mr. Moore has had executive experience and responsibilities managing several footwear and leather companies. Prior to joining Bhartiya, Mr. Moore was President and CEO of Shanghai Richina Leather Company, Ltd., Shanghai, China; President and CEO of Prime Tanning Company, Inc., Berwick, Maine; President of Sperry Topsider, Inc., Lexington, Massachusetts; and President of Bostonian Shoe Company, Kennett Square, Pennsylvania. Mr. Moore is a 1973 graduate of the University of Mississippi, and started his business career at Johnston and Murphy Shoe Company, Nashville, Tennessee. He resides in Tiburon, California.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2016 (filed March 9, 2017). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.